UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

August 5, 2011

American Assets Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-35030	27-3338708
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

11455 El Camino Real, Suite 200 San Diego, California 92130	92130
(Address of principal executive offices)	(Zip Code)

(858) 350-2600

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of August 5, 2011, pursuant to the bylaws of American Assets Trust, Inc. (the “Company”), the Board of Directors (the “Board”) elected Alan D. Gold to fill the vacancy on the Board. Mr. Gold will serve as a director until our Annual Meeting of Shareholders in 2012, or until his successor is otherwise elected. Additionally, Mr. Gold has been appointed as a member of the Company’s audit committee.

Mr. Gold has served as Chairman and Chief Executive Officer of BioMed Realty Trust, Inc. since its formation in 2004. He served as Chairman, President and Chief Executive Officer of BioMed’s privately-held predecessor, Bernardo Property Advisors, Inc., since August 1998. Mr. Gold was a co-founder and served as President and a director of Alexandria Real Estate Equities, Inc., a publicly traded REIT specializing in acquiring and managing laboratory properties for lease to the life science industry, from its predecessor’s inception in 1994 until he resigned as President in August 1998 and as a director at the end of 1998.

Mr. Gold has been determined by the Board to meet the “independence” standard of the New York Stock Exchange and the Securities and Exchange Commission.

Mr. Gold, like the other non-employee directors of the Company, will participate in the Company’s 2011 Equity Incentive Award Plan (the “Plan”). Under that Plan, Mr. Gold received 1,957 restricted shares of our common stock on August 5, 2011.

Additionally, Larry E. Finger has been designated as chairman of the Company’s audit committee and Robert S. Sullivan has been designated as chairman of the Company’s compensation committee.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit Number	Exhibit Description

99.1*	Press Release issued by American Assets Trust, Inc. on August 5, 2011.

*	Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Assets Trust, Inc.

By:	/s/ ADAM WYLL
Adam Wyll Senior Vice President, General Counsel and Secretary

August 5, 2011

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press Release issued by American Assets Trust, Inc. on August 5, 2011.